Exhibit 99.1

Contact: Dr. Ann Marie Sastry | Chairperson & CEO ams@amesite.com December 12, 2018 1:00 pm EST Amesite Inc. Annual Stockholder Meeting Presentation

Disclaimer This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of Amesite Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward - looking statements. Factors that could cause Amesite Inc.’s actual results to differ materially from those described in the forward - looking statements can be found in Amesite Inc.’s Reports on file with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s website (www.sec.gov). Amesite Inc. does not undertake to update the forward - looking statements to reflect the impact of circumstances or events that may arise after the date of the forward - looking statements.

Company Highlights • S - 1 filed and effective as of September 28, 2018, investor shares now registered • Listing application underway • First customer secured. First products launched.

Strictly private & confidential | 05 Americans in higher education: 15 million. ONLINE COURSES MUST BE: Affordable. Accessible. Accredited. Higher Ed is Going Online

Amesite Meets Learner Needs • Technology / User Experience • Accessibility • Cost • Accredited & Degree Building

Key Advantages for Growth • Large Course Entry: • Initial Platform Launched • Version 2 Platform Scheduled to Launch, 2019 • We make the economics work for innovative colleges, delivering large courses.

2019 Plans • Launch Gen 2 Platform – Undergraduate courses that can scale • Continue innovation on Platform based on user performance and feedback • Expand offerings on the Platform

An artificial intelligence driven designer and provider, partnering with colleges and universities to provide better higher education courses for large and growing online markets.

Amesite Information Investor Relations Bob Prag, President The Del Mar Consulting Group, Inc. 858.794.9500 bprag@delmarconsulting.com Contact Information Amesite, Inc. 205 E. Washington Street Suite B Ann Arbor, MI 48107 650.516.7633 info@amesite.com www.amesite.com General Counsel Anthony Epps and Terry Kelly Dorsey & Whitney LLP 650.843.2743 kelly.terry@dorsey.com www.dorsey.com Auditor Deloitte and Touche, LLP 200 Renaissance Center Suite 3900 Detroit, MI 48243 - 1313 313.396.1000 www.deloitte.com Transfer Agent Continental Stock Transfer & Trust Company 1 State Street 30th Floor New York, NY 10004 - 1561 212.845.3215 www.continentalstock.com